- ----------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                          Reported)  August 30, 1996

     FINANCIAL ASSET SECURITIES CORP., (as depositor under the Pooling and Servicing Agreement, dated as of August 23, 1996, which forms Cityscape Home Equity Loan Trust 1996-3, which will issue the Home Equity Loan Asset-Backed Certificates, Series 1996-3).

                        FINANCIAL ASSET SECURITIES CORP.
- ---------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


         Delaware                   333-10273            06-1442101
- ----------------------------     --------------    -------------------
(State or Other Jurisdiction      (Commission        (I.R.S. Employer
     of Incorporation)            File Number)       Identification No.)



600 Steamboat Road
Greenwich, Connecticut                              06830
- -------------------------                         ----------
(Address of Principal                             (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (203) 625-2700
                                                   ----- --------


- -----------------------------------------------------------------



Item 5.   Other Events.
- ----      ------------

     The financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 that are included in this Form 8-K have been audited by KPMG Peat Marwick LLP. The consent of KPMG Peat Marwick LLP. to the inclusion of their audit report on such financial statements in this Form 8-K and to being named as "experts" in the Prospectus Supplement for the Cityscape Home Equity Loan Trust 1996-3 is attached hereto as Exhibit 23.1.

     The financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 are attached hereto as Exhibit 99.1. The unaudited financial statements of Financial Guaranty Insurance Company as of June 30, 1996 are attached hereto as Exhibit 99.2.

     In connection with the issuance of certain classes of the Certificates, the Financial Guaranty Insurance Company has issued a policy. A form of such policy is attached hereto as Exhibit 99.3.



Item 7.   Financial Statements, Pro Forma Financial
- ----      -----------------------------------------
          Information and Exhibits.
          ------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibit:

     23.1 Consent of KPMG Peat Marwick LLP.
     99.1 Financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994.
     99.2 Unaudited financial statements of Financial Guaranty Insurance Company as of June 30, 1996.
     99.3 Form of Policy.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FINANCIAL ASSET SECURITIES CORP.



                              By:  /s/ Charles A. Forbes, Jr.
                                   ---------------------------------
                                        Charles A. Forbes, Jr.




Dated:  August 30, 1996


                                Exhibit Index
                                -------------

Exhibit                                           Page
- -------                                           ----

     23.1 Consent of KPMG Peat Marwick LLP.
     99.1 Financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994.
     99.2 Unaudited financial statements of Financial Guaranty Insurance Company as of June 30, 1996.
     99.3 Form of Policy.



                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Financial Guaranty Insurance Company:


We consent to the use of our report dated January 19, 1996 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended
December 31, 1995 included in the Form 8-K of Financial Asset Securities Corp., and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

Our report refers to changes, in 1993, in accounting methods for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



          /s/KPMG PEAT MARWICK LLP




New York, New York
August 29, 1996


                                 Exhibit 99.1

FINANCIAL GUARANTY INSURANCE
COMPANY                                                        BALANCE SHEETS

- -------------------------------------------------------------------------------



($ in Thousands, except per share amounts)



ASSETS                                                                  DECEMBER 31,    DECEMBER 31,
                                                                            1995            1994

Fixed maturity securities available-for-sale
   (amortized cost of $2,043,453 in 1995 and $1,954,777 in 1994)            $2,141,584      $1,889,910
Short-term investments, at cost, which approximates market                      91,032          75,674
Cash                                                                               199           1,766
Accrued investment income                                                       37,347          40,637
Reinsurance recoverable                                                          7,672          14,472
Prepaid reinsurance premiums                                                   162,087         164,668
Deferred policy acquisition costs                                               94,868          90,928
Property and equipment, net of accumulated depreciation
   ($12,861 in 1995 and $10,512 in 1994)                                         6,314           7,912
Receivable for securities sold                                                  26,572               -
Prepaid expenses and other assets                                               12,627          12,243
                                                                            ----------      ----------

           Total assets                                                     $2,580,302      $2,298,210
                                                                            ==========      ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
Unearned premiums                                                           $  727,535      $  757,425
Loss and loss adjustment expenses                                               77,808          98,746
Ceded reinsurance balances payable                                               1,942           2,258
Accounts payable and accrued expenses                                           32,811          28,489
Payable to Parent                                                                1,647          18,600
Current federal income taxes payable                                            51,296          82,123
Deferred federal income taxes                                                   99,171          22,640
Payable for securities purchased                                                40,211           8,206
                                                                            ----------      ----------

           Total liabilities                                                $1,032,421      $1,018,487
                                                                            ==========      ==========

Stockholder's Equity:
Common stock, par value $1,500 per share; 10,000 shares
    authorized, issued and outstanding                                       $   15,00      $   15,000
Additional paid-in capital                                                     334,011         334,011
Net unrealized gains (losses) on fixed maturity securities                      63,785        (41,773)
   available-for-sale, net of tax
Foreign currency translation adjustment                                        (1,499)         (1,221)
Retained earnings                                                            1,136,584         973,706
                                                                            ---------       ---------

           Total stockholder's equity                                        1,547,881       1,279,723
                                                                            ---------       ---------
           Total liabilities and stockholder's equity                       $2,580,302      $2,298,210
                                                                            ==========      ==========



               See accompanying notes to financial statements.




($ in Thousands)


                                                                   FOR THE YEAR ENDED DECEMBER 31,

                                                                   1995          1994         1993
                                                                   ----          ----         ----

REVENUES:

Gross premiums written                                               $ 97,288    $161,940     $291,052
Ceded premiums                                                       (19,319)    (46,477)     (49,914)
                                                                     --------    --------     --------

    Net premiums written                                               77,969     115,463      241,138
Decrease (increase) in net unearned premiums                           27,309      53,364     (74,902)
                                                                     --------     -------     --------

Net premiums earned                                                   105,278     168,827      166,236
Net investment income                                                 120,398     109,828       99,920
Net realized gains                                                     30,762       5,898       35,439
                                                                     --------    --------     --------
    Total revenues                                                   $256,438    $284,553     $301,595
                                                                     --------    --------     --------

EXPENSES:

Loss and loss adjustment expenses                                     (8,426)       3,646       42,894
Policy acquisition costs                                               13,072      15,060       19,592
(Increase) decrease in deferred policy acquisition costs              (3,940)       3,709        2,658
Other underwriting expenses                                          (19,100)      21,182       21,878
                                                                     --------     -------      -------

    Total expenses                                                     19,806      43,597       87,022
                                                                     --------     -------      -------

Income before provision for Federal income taxes                      236,632     240,956      214,573
                                                                     --------     -------      -------

Federal income tax expenses (benefit):
  Current                                                              28,913      43,484       59,505
  Deferred                                                             19,841       7,741      (7,284)
                                                                      -------     -------     --------

    Total Federal income tax expense                                   48,754      51,225       52,221
                                                                      -------     -------      -------

Net income before cumulative effect of
change in accounting principle                                        187,878     189,731      162,352
                                                                      -------     -------      -------
Net cumulative effect of change in
accounting principle                                                        -           -        3,008
                                                                     --------    --------     --------

Net income                                                           $187,878    $189,731     $165,360
                                                                     ========    ========     ========

               See accompanying notes to financial statements.



($ in Thousands)


                                                                           NET UNREALIZED
                                                                           GAINS (LOSSES)
                                                             ADDITIONAL    FIXED MATURITY         FOREIGN
                                               COMMON        PAID-IN       SECURITIES AVAILA-     CURRENCY     RETAINED
                                               STOCK         CAPITAL       FOR-SALE, NET OF TAX   ADJUSTMENT   EARNINGS
                                               ------        ----------    --------------------   ----------   --------
Balance, January 1, 1993                       $  2,500      $324,639      $7,267                 $(1,597)     $618,615
Net income                                            -             -         -                          -      165,360
Capital contribution                                  -        21,872         -                          -            -
Adjustment to common stock par value             12,500       (12,500)        -                          -            -
Unrealized gains on fixed maturity securities         -              -     (1,325)                       -            -
previously  held at market, net of tax of ($713)
Implementation of change in accounting for            -              -      84,766                       -            -
adoption of SFAS 115, net of tax of $45,643
Foreign currency translation adjustment               -              -         -                     (668)            -
                                                -------       -------       -------               --------      -------
Balance, December 31, 1993                       15,000       334,011        90,708                (2,265)      783,975
Net income                                            -             -           -                        -      189,731
Unrealized losses on fixed maturity                   -             -      (132,481)                     -            -
securities available-for-sale, net of tax
of ($71,336)
Foreign currency translation adjustment               -              -          -                     1,044           -
                                                -------        -------      --------                --------    -------
Balance, December 31, 1994                       15,000        334,011      (41,773)                 (1,221)    973,706
Net income                                            -              -          -                        -      187,878
Dividend paid                                         -              -          -                        -      (25,000)
Unrealized gains on fixed maturity securities         -              -      105,558                      -            -
available- for-sale, net of tax of $56,839
Foreign currency translation adjustment               -              -           -                     (278)          -
                                                -------       --------      -------                 --------   ---------
Balance, December 31, 1995                      $15,000       $334,011      $63,785                 $(1,499)   1,136,584
                                                =======       ========      =======                 ========   =========

               See accompanying notes to financial statements.




($ in Thousands)

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                  1995         1994          1993
                                                                  ----         ----          ----
OPERATING ACTIVITIES:

Net income                                                        $187,878      $189,731      $165,360
Adjustments to reconcile net income to net cash
provided by operating activities:
Cumulative effect of change in accounting principle,
net of tax                                                              -             -         (3,008)
Change in unearned premiums                                       (29,890)      (45,927)        90,429
Change in loss and loss adjustment expenses reserves              (20,938)         2,648        51,264
Depreciation of property and equipment                               2,348         2,689         2,012
Change in reinsurance receivable                                     6,800         (304)       (9,040)
Change in prepaid reinsurance premiums                               2,581       (7,437)      (15,527)
Change in foreign currency translation adjustment                    (427)         1,607       (1,029)
Policy acquisition costs deferred                                 (16,219)      (18,306)      (19,592)
Amortization of deferred policy acquisition costs                   12,279        22,015        22,250
Change in accrued investment income and prepaid
expenses and other assets                                            2,906       (5,150)       (9,048)
Change in other liabilities                                       (12,946)         2,577         7,035
Change in deferred income taxes                                     19,841         7,741       (7,284)
Amortization of fixed maturity securities                            1,922         5,112         8,976
Change in current income taxes payable                            (30,827)        33,391        30,089
Net realized gains on investments                                 (30,762)       (5,898)      (35,439)
                                                                  --------       -------      --------

Net cash provided by operating activities                           94,546       184,489       277,448
                                                                  --------       -------       -------

INVESTING ACTIVITIES:
Sales and maturities of fixed maturity securities                  836,103       550,534       789,036
Purchases of fixed maturity securities                           (891,108)     (721,908)   (1,090,550)
Purchases, sales and maturities of short-term
investments, net                                                  (15,358)      (11,486)         4,164
Purchases of property and equipment, net                             (750)       (1,290)         (985)
                                                                 ---------     ---------     ---------

Net cash used in investing activities                             (71,113)     (184,150)     (298,335)
                                                                ----------     ---------     ---------

FINANCING ACTIVITIES:
Dividends paid                                                    (25,000)             -             -
Capital contribution                                                     -             -        21,872
                                                                ----------      ---------     --------
Net cash provided by financing activities                         (25,000)                      21,872
                                                                ----------      ---------     --------

(Decrease) Increase in cash                                        (1,567)           339           985
Cash at beginning of year                                            1,766         1,427           442
                                                               -----------   -----------    ----------

Cash at end of year                                            $       199   $     1,766    $    1,427
                                                               ===========   ===========    ==========


              See accompanying notes to financial statements.


(1)  BUSINESS
     --------

     Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

     INVESTMENTS

     As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

     PREMIUM REVENUE RECOGNITION

     Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

     When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

     POLICY ACQUISITION COSTS

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

     LOSS AND LOSS ADJUSTMENT EXPENSES

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management s opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

     PROPERTY AND EQUIPMENT

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     FOREIGN CURRENCY TRANSLATION

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)  STATUTORY ACCOUNTING PRACTICES
     ------------------------------

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                          ------------------------

                                               1995                     1994                      1993
                                               ----                     ----                      ----

                                       NET       STOCKHOLDER'S   NET        STOCKHOLDER'S   NET       STOCKHOLDER'S
                                       INCOME    EQUITY          INCOME     EQUITY          INCOME    EQUITY
                                       --------  -------------   ------     -------------   ------    -------------
GAAP basis amount                      $187,878  $1,547,881      $189,731   $1,279,723      $165,360   $1,221,429
Premium revenue recognition            (22,555)   (166,927)        (4,970)    (144,372)      (16,054)    (139,401)
Deferral of acquisition costs           (3,940)    (94,868)         3,709      (90,928)        2,658      (94,637)
Contingency reserve                           -   (386,564)             -     (328,073)            -     (252,542)
Non-admitted assets                           -     (5,731)             -       (7,566)            -       (8,951)
Case basis loss reserves                  4,048        (52)        (3,340)      (4,100)        1,626         (759)
Portfolio loss reserves                (22,100)      24,000       (11,050)      46,100        43,650        57,150
Deferral of income taxes (benefits)      19,842      64,825         7,741       45,134        (7,284)       35,209
Unrealized gains (losses) on fixed
maturity securities held at fair
value, net of tax                             -     (63,785)            -       41,773              -      (90,708)
Recognition of profit commission          3,096      (5,744)       (2,410)      (8,840)        (4,811)      (4,811)
Provision for authorized reinsurance          -           -             -         (266)             -            -
Contingency reserve tax deduction
(see Note 2)                                  -      78,196             -       55,496              -       45,402
Allocation of tax benefits due to
Parent's net operating loss to the
Company (Note 5)                            637      19,290           (63)       9,653              -        9,716
                                       --------  ----------      ----------   --------        --------    --------

Statutory-basis amount                $166,906  $1,001,521      $179,348     $893,734        $185,145    $777,097
                                       ========  ==========      =========    ========        ========    ========


(4)  INVESTMENTS
     -----------

     Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                  GROSS        GROSS
                                                               UNREALIZED   UNREALIZED
                                                   AMORTIZED     HOLDING     HANDLING
1995                                                 COST         GAINS       LOSSES      FAIR VALUE
- ----                                               --------------------------------------------------

U.S. treasury securities and obligations of U.S.   $   71,182     $  1,696            -     $   72,878
government corporations and agencies
Obligations of states and political subdivisions    1,942,001       98,458      $ 1,625      2,038,834
Debt securities issued by foreign governments          30,270          152          550         29,872
                                                    ---------      -------      -------     ----------
Investments available-for-sale                      2,043,453      100,306        2,175      2,141,584
Short-term investments                                 91,032            -            -         91,032
                                                    ---------      -------      -------     ----------
Total                                              $2,134,485     $100,306       $2,175     $2,232,616
                                                    =========      =======        =====      =========


     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


1995                                                                         AMORTIZED          FAIR
- ----                                                                           COST             VALUE
                                                                             ----------        -------
Due in one year or less                                                     $   99,894       $  99,984
Due after one year through five years                                          137,977         141,235
Due after five years through ten years                                         287,441         300,560
Due after ten years through twenty years                                     1,406,219       1,476,261
Due after twenty years                                                         202,954         214,576
                                                                             ---------       ---------
Total                                                                       $2,134,485      $2,232,616
                                                                             =========       =========


                                                                    GROSS        GROSS
                                                                 UNREALIZED   UNREALIZED
                                                   AMORTIZED       HOLDING     HANDLING
1994                                                 COST           GAINS       LOSSES      FAIR VALUE
- ----                                               ---------------------------------------------------
U.S. treasury securities and obligations of U.S.
government corporations and agencies               $   10,945     $      8    $   (519)     $   10,434
Obligations of states and political subdivisions    1,839,566       25,809     (85,200)      1,780,175
Debt securities issued by foreign governments         103,666          400      (4,765)         99,301
                                                   ----------     --------    ---------     ----------
Investments available-for-sale                      1,954,177       26,217     (90,484)      1,889,910
Short-term investments                                 75,674            -            -         75,674
                                                    ---------       ------      -------       --------
Total                                              $2,029,851     $ 26,217    $(90,484)     $1,965,584
                                                    =========      =======     ========      =========



     In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

     Net investment income of the Company is derived from the following sources (in thousands):


                                                                         YEAR ENDED DECEMBER 31,
                                                                         -----------------------
                                                                        1995         1994        1993
                                                                        ----         ----        ----
Income from fixed maturity securities                                 $112,684    $108,519     $97,121
Income from short-term investments                                       8,450       2,479       3,914
                                                                       -------     -------      ------
Total investment income                                                121,134     110,998     101,035
Investment expenses                                                        736       1,170       1,115
                                                                       -------     -------     -------
Net investment income                                                 $120,398    $109,828     $99,920
                                                                       =======     =======      ======


     As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.


(5)  INCOME TAXES
     ------------

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

     Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):


                                                                   YEAR ENDED DECEMBER 31,
                                                                   -----------------------
                                                                1995            1994             1993
                                                                ----            ----             ----
Current tax expense                                            $28,913        $43,484          $59,505
Deferred tax expense                                            19,841          7,741          (7,284)
                                                               -------        -------          -------
Federal income tax expense                                     $48,754        $51,225          $52,221
                                                                ======         ======           ======


     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):


                                                                     YEAR ENDED DECEMBER 31,
                                                                     -----------------------
                                                                1995           1994             1993
                                                                ----           ----             ----
Income taxes computed on income
before provision for federal income
taxes, at the statutory rate                                   $82,821        $84,334          $75,101
Tax effect of:
  Tax-exempt interest                                         (30,630)       (30,089)         (27,185)
  Other, net                                                   (3,437)        (3,020)           4,305)
                                                               -------        -------          -------
Provision for income taxes                                     $48,754        $51,225          $52,221
                                                                ======         ======           ======


     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):



                                                                              1995              1994
                                                                              ----              ----
Deferred tax assets:
   Unrealized losses on fixed maturity securities,
     available-for-sale                                                            -           $22,493
   Loss reserves                                                             $ 8,382            16,136
   Deferred compensation                                                       5,735             9,685
   Tax over book capital gains                                                 1,069               365
   Other                                                                       3,248             3,760
                                                                              ------            ------
Total gross deferred tax assets
                                                                             $18,434           $52,439
                                                                              ------            ------
Deferred tax liabilities:
   Unrealized gains on fixed maturity securities,
     available-for-sale                                                       34,346                 -
   Deferred acquisition costs                                                 33,204            31,825
   Premium revenue recognition                                                32,791            24,674
   Rate differential on tax and loss bonds                                     9,454             9,454
   Other                                                                       7,810             9,126
                                                                              ------            ------
Total gross deferred tax liabilities                                         117,605            75,079
                                                                             -------            ------
Net deferred tax liability                                                   $99,171           $22,640
                                                                              ======            ======

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

     Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

(6)  REINSURANCE
     -----------

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

     Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's
experience to date, regardless of the outcome of future events.   To
reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

     Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.


(7)  LOSS AND LOSS ADJUSTMENT EXPENSES
     ---------------------------------

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                     1995         1994          1993
                                                                     ----         ----          ----
Balance at January 1,                                              $98,746      $96,098        $44,834
Less reinsurance recoverable                                        14,472       14,168          5,128
                                                                    ------       ------         ------
Net Balance at January 1,                                           84,274       81,930         39,706

Incurred related to:
Current year                                                        26,681       15,133              -
Prior years                                                        (1,207)        (437)          (756)
Portfolio years                                                   (33,900)     (11,050)         43,650
                                                                  --------     --------         ------
Total Incurred                                                     (8,426)        3,646         42,894
                                                                   -------       ------         ------
Paid related to:
Current year                                                         (197)        (382)                  -
Prior years                                                        (5,515)        (920)          (670)
                                                                   -------       ------          -----
Total Paid                                                         (5,712)      (1,302)          (670)
                                                                   -------      -------          -----
Net balance at December 31,                                         70,136       84,274         81,930
Plus reinsurance recoverable                                         7,672       14,472         14,168
                                                                    ------       ------         ------
Balance at December 31,                                            $77,808      $98,746        $96,098
                                                                    ======       ======         ======


     The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

(8)  RELATED PARTY TRANSACTIONS
     --------------------------

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).

(9)  COMPENSATION PLANS
     ------------------

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10) DIVIDENDS
     ---------

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

     During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

(11) FINANCIAL INSTRUMENTS
     ---------------------

     FAIR VALUE OF FINANCIAL INSTRUMENTS



     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities
Purchased:  The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company s financial instruments at December 31, 1995 and 1994 are as follows (in thousands):


                                                        1995                            1994
                                                        ----                            ----
                                                 FAIR          CARRYING         FAIR          CARRYING
CARRYING                                        AMOUNT          VALUE          AMOUNT          VALUE
                                                ------         --------        ------         --------
Financial Assets
   Cash
   On hand and in demand                      $     199        $    199       $  1,766       $   1,766
   accounts

Short-term investments                           91,032          91,032         75,674          75,674
Fixed maturity securities                     2,141,584       2,141,584      1,889,910       1,889,910


     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

     CONCENTRATIONS OF CREDIT RISK

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):


                                                NET PRINCIPAL
                                                OUTSTANDING
                                                -------------
Municipal:
   General obligation                           $ 43,308.2
   Special revenue                                38,137.9
   Industrial revenue                              2,480.0
   Non-municipal                                  14,734.2
                                                 ---------
Total                                            $98,660.3
                                                  ========

     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):


                                   NET PRINCIPAL
                                   OUTSTANDING
                                   -------------
California                          $10,440.2
Florida                               8,869.3
Pennsylvania                          8,653.4
New York                              7,706.7
Illinois                              5,697.5
Texas                                 5,478.7
New Jersey                            4,181.9
Michigan                              3,385.9
Arizona                               2,776.9
Ohio                                  2,327.7
                                      -------
Sub-total                            59,518.2
other states and International       39,142.1
                                     --------
Total                               $98,660.3
                                     ========


(12) COMMITMENTS
     -----------

     Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):


YEAR                                                    AMOUNT
- ----                                                    ------
1996                                                   $ 2,297
1997                                                     2,909
1998                                                     2,909
1999                                                     2,909
2000                                                     2,909
Subsequent to 2000                                       2,911
                                                        ------
Total minimum future rental payments                   $16,844
                                                        ======



FINANCIAL GUARANTY INSURANCE COMPANY
=============================================================================



Audited Financial Statements


December 31, 1995



     Report of Independent Auditors.......................1
     Balance Sheets.......................................2
     Statements of Income.................................3
     Statements of Stockholder's Equity...................4
     Statements of Cash Flows.............................5
     Notes to Financial Statements........................6



                                 Exhibit 99.2


FINANCIAL GUARANTY INSURANCE COMPANY
====================================

UNAUDITED INTERIM FINANCIAL STATEMENTS


JUNE 30, 1996



Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . 3
Notes to Unaudited Interim Financial Statements . . . . . . . . . . . . . . 4



FINANCIAL GUARANTY INSURANCE
COMPANY                                                         BALANCE SHEETS
- ------------------------------------------------------------------------------
($ in Thousands)



                                                                        JUNE 30,       DECEMBER 31,
                                                                          1996             1995
                                                                      -----------      ------------
                                                                      (UNAUDITED)
ASSETS
Fixed maturity securities, available for sale, at fair value
 (amortized cost of $2,066,231 in 1996 and $2,043,453 in 1995)         $2,057,812        $2,141,584
Short-term investments, at cost, which approximates market                133,832            91,032
Cash                                                                        1,294               199
Accrued investment income                                                  37,753            37,347
Reinsurance receivable                                                      7,358             7,672
Deferred policy acquisition costs                                          93,100            94,868
Property, plant and equipment net of accumulated depreciation
 of $14,094 in 1996 and $12,861 in 1955                                     5,573             6,314
Prepaid reinsurance premiums                                              156,055           162,088
Prepaid expenses and other assets                                          50,908            39,198
                                                                        ---------         ---------
     Total assets                                                      $2,543,685        $2,580,302
                                                                        =========         =========

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Unearned premiums                                                         698,149           727,535
Losses and loss adjustment expenses                                        71,034            77,808
Ceded reinsurance payable                                                   2,777             1,942
Accounts payable and accrued expenses                                      38,035            32,811
Due to parent                                                                 267             1,647
Current federal income taxes payable                                       67,077            51,296
Deferred federal income taxes payable                                      63,850            99,171
Payable for securities purchased                                           32,186            40,211
                                                                          -------         ---------
     Total liabilities                                                   $973,375        $1,032,421
                                                                          =======         =========
Stockholder's Equity:
Common stock, par value $1,500 per share at June 30, 1996
 and at December 31, 1995: 10,000 shares authorized, issued
 and outstanding                                                           15,000            15,000
Additional paid-in capital                                                334,011           334,011
Net unrealized (losses) gains on fixed maturity securities
 available for sale, net of tax                                            (5,472)           63,785
Foreign currency translation adjustment                                    (2,296)           (1,499)
Retained earnings                                                       1,229,067         1,136,584
                                                                        ---------         ---------
     Total stockholder's equity                                         1,570,310         1,547,881
                                                                        ---------         ---------
Assets
     Total liabilities and stockholder's equity                        $2,543,685        $2,580,302
                                                                        =========         =========

            See accompanying notes to interim financial statements

FINANCIAL GUARANTY INSURANCE
COMPANY                                                STATEMENTS OF INCOME
- ----------------------------------------------------------------------------

($ in Thousands)


                                                                          SIX MONTHS ENDED JUNE 30,
                                                                            1996             1995
                                                                           ------           ------                (UNAUDITED)
REVENUES:
  Gross Premiums written                                                 $ 45,481          $ 42,773
  Ceded Premiums                                                           (6,643)           (5,965)
                                                                           -------           -------
  Net premiums written                                                     38,838            36,808
  Decrease in net unearned premiums                                        23,353            18,136
                                                                           ------            ------
  Net premiums earned                                                      62,191            54,944
  Net investment income                                                    61,513            59,327
  Net realized gains                                                        8,348            17,446
                                                                           ------            ------
      Total revenues                                                      132,052           131,717
                                                                          -------           -------
EXPENSES:
  Losses and loss adjustment expenses                                      (2,702)              815
  Policy acquisition costs                                                  9,637             5,308
  Other underwriting expenses                                               7,561             8,662
                                                                           ------            ------
       Total expenses                                                      14,496            14,785
                                                                          -------           -------
       Income before provision for federal income taxes                   117,556           116,932

  Provision for federal income taxes                                       25,071            25,066
                                                                          -------           -------
       Net income                                                         $92,485           $91,866
                                                                           ======            ======

            See accompanying notes to interim financial statements


FINANCIAL GUARANTY INSURANCE
COMPANY                                                STATEMENTS OF CASH FLOW
- ------------------------------------------------------------------------------

($ in Thousands)

                                                                          SIX MONTHS ENDED JUNE 30,
                                                                             1996           1995
                                                                          ---------       ---------
                                                                                 (UNAUDITED)
OPERATING ACTIVITIES:

Net income                                                               $ 92,485          $ 91,866
   Adjustments to reconcile net income to net cash
     provided by operating activities:
   Provision for deferred income taxes                                      2,400            11,991
   Amortization for fixed maturity securities                                 398             1,096
   Policy acquisition costs deferred                                       (8,565)          (10,254)
   Amortization of deferred policy acquisition costs                       10,333             5,308
   Depreciation of fixed assets                                             1,233             1,167
   Change in reinsurance receivable                                           314             4,569
   Change in prepaid reinsurance premiums                                   6,033             5,877
   Foreign currency translation adjustment                                 (1,226)              972
   Change in accrued investment income, prepaid expenses
     and other assets                                                     (12,116)           (3,483)
   Change in unearned premiums                                            (29,386)          (24,013)
   Change in losses and loss adjustment expense reserves                   (6,774)           (4,617)
   Change in other liabilities                                              4,678           (11,076)
   Change in current income taxes payable                                  15,781            (9,625)
   Net realized gains on investments                                       (8,348)          (17,446)
                                                                           -------          --------
   Net cash provided by operating activities                               67,240            42,332
                                                                           ------            ------
Investing activities:
   Sales or maturities of fixed maturity securities                       406,676           478,328
   Purchases of fixed maturity securities                                (429,529)         (413,181)
   Sales or maturities (purchases) of short-term investments, net         (42,800)         (102,414)
   Purchases of property and equipment, net                                  (492)             (354)
                                                                           -------          --------
   Net cash used for investing activities                                  66,145           (37,621)
                                                                           ------           --------
   Increase (decrease) in cash                                              1,095             4,711
   Cash at beginning of period                                                199             1,766
                                                                            -----            ------
   Cash at end of period                                                  $ 1,294           $   477
                                                                           ======            ======

            See accompanying notes to interim financial statements


FINANCIAL GUARANTY INSURANCE
COMPANY                                         NOTES TO FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

June 30, 1996 and 1995
(Unaudited)


     (1)  BASIS OF PRESENTATION
          ---------------------

          The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the six months ended June 30, 1996 and 1995, (b) the financial position at June 30, 1996 and December 31, 1995, and (c) cash flows for the six months ended June 30, 1996 and 1995.

          These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1995 audited financial statements. The 1995 financial statements have been reclassified to conform to the 1996 presentation.

          The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (2)  STATUTORY ACCOUNTING PRACTICES
          ------------------------------

          The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

          (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
          (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;
          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
          (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.




The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                     SIX MONTHS ENDED JUNE 30,
                                                             -----------------------------------------
                                                                     1996                 1995
                                                             ------------------    -------------------
                                                              NET   STOCKHOLDER'S  NET    STOCKHOLDER'S
                                                             INCOME     EQUITY    INCOME      EQUITY
                                                             ------  ----------   ------  ------------
GAAP basis amount                                           $92,485  $1,570,310  $ 91,866   $1,441,820
Premium revenue recognition                                 (4,061)   (170,988)   (9,905)    (154,322)
Deferral of acquisition costs                                 1,768    (93,100)   (4,946)     (95,874)
Contingency reserve                                               -   (415,603)         -    (357,817)
Non-admitted assets                                               -     (4,837)         -      (6,579)
Case-basis losses incurred and salvage recoverable          (3,394)     (3,446)     6,631        2,531
Portfolio loss reserves                                           -      24,000  (10,900)       35,200
Deferral of income tax                                        2,400      66,796    11,991       57,466
Unrealized gains on fixed maturity securities held at
  fair value, net of taxes                                        -       5,472         -     (27,827)
Profit commission                                             1,273     (4,471)     4,909      (3,931)
Contingency reserve tax deduction                                 -      85,176         -       78,196
Provision for unauthorized reinsurance                            -           -         -        (266)
Allocation of tax benefits due to Parent's net operating
  loss to the Company                                           (4)      10,287       244        9,898
                                                             ------   ---------    ------      -------
Statutory basis amount                                      $90,467  $1,069,596   $89,845     $978,495
                                                             ======   =========    ======      =======


June 30, 1996 and 1995
(Unaudited)

     (3)  DIVIDENDS
          ---------

          Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

          - Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $2,100,000 in 1996.
          - Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

          The amount of the Company's surplus available for dividends during 1996 is approximately $106.2 million.

     (4)  INCOME TAXES
          ------------

          The Company's effective Federal corporate tax rate (21.3 percent and 21.4 percent for the six months ended June 30, 1996 and 1995, respectively) is less than the statutory corporate tax rate (35 percent in 1996 and 1995) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

     (5)  REINSURANCE
          -----------

          In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", adopted in 1993, the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $12.7 million and $11.6 million, respectively, for the six months ended June 30, 1996 and 1995.




                                 Exhibit 99.3


ISSUER:  Cityscape Home                   POLICY NUMBER:
Equity Loan Trust , Series 1996-3
                                          CONTROL NUMBER:

INSURED CERTIFICATES:                     DEPOSIT PREMIUM:
$___________ in principal amount
of Home Equity Loan Pass-Through
Certificates, Series 1996-3, Class A-1A,
Class A-1B, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8 and Class A-IO
Certificates (the "Class A
Certificates")

TRUSTEE: Harris Trust and Savings Bank

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Certificate Insurance Policy (the "Policy"), hereby unconditionally and irrevocably agrees to pay on each Distribution Date, the Insured Payment to the Trustee named above or its successor, as trustee under the Pooling and Servicing Agreement referred to below (the "Trustee"), for the benefit of the holders of the Class A Certificates.

Financial Guaranty will make such payment out of its own funds by 12:00 noon (New York City Time) in immediately available funds to the Trustee on the later of (i) the second Business Day following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Distribution Date on which the Insured Payment is distributable to Class A Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement by the Trustee to the Class A Certificateholders in the same manner as the payment of distributions with respect to Class A Certificates. Upon such payment, Financial Guaranty shall, subject to the terms and provisions of the Pooling and Servicing Agreement, be fully subrogated to the rights of the Class A Certificateholders, as appropriate, to receive the amount so paid as set forth in Section 9.04 of the Pooling and Servicing Agreement. Financial Guaranty's obligations hereunder, with respect to any Distribution Date, shall be discharged to the extent funds equal to the Insured Distribution Amount are received on or before any Distribution Date by the Trustee on behalf of the Class A-Certificateholders for distribution on such Distribution Date as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

If the payment of any portion or all of any Insured Distribution Amount or Subordination Amount is voided (a "Preference Event") pursuant to a final, non-appealable order under the U.S. Bankruptcy Code in an insolvency proceeding, and, as a result of such a Preference Event, the Trustee or any Class A Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Class A Certificates (an "Avoided Payment"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the day specified below, following receipt by Financial Guaranty of (x) a certified copy of a final order of a court exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or Class A Certificateholder is required to return any such payment or portion thereof prior to the termination of the Trust because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of such beneficiary relating to or arising under such Avoided Payment and (z) a Notice in the form of Exhibit A hereto appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the beneficiary directly (unless a Class A Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order, in which case payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to Financial Guaranty).

Notwithstanding the foregoing, in no event shall Financial Guaranty be obligated to pay under this Policy more than one Insured Payment in respect of any Avoided Payment.

Notwithstanding the foregoing, in no event shall Financial Guaranty be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class A Certificates, prior to the time Financial Guaranty would have been required to make a payment in respect of such principal.
Financial Guaranty shall make payments due in respect of Avoided Payments prior to 2:00 p.m. New York City time on the later of (a) the date when due to be paid pursuant to the Final Order referred to above or (b) the first to occur of (i) the fourth Business Day following Financial Guaranty's receipt of the documents required under clauses (x) through (z) of the second preceding paragraph, and (ii) the date of receipt of such documents if, at least four Business Days prior to such date of receipt, Financial Guaranty received notice from the Trustee that such documents were to be delivered on such date and such date was specified in such notice.

Any such documents or notices received by Financial Guaranty after 12:00 noon New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty prior to 2:00 p.m. on the next succeeding Business Day. All payments made by Financial Guaranty hereunder in respect of Avoided Payments will be made with Financial Guaranty's own funds.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of the Class A Certificates prior to their maturity.

This Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York.

The insurance provided by this Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code Article
76).

All of the terms used but not defined herein, including, without limitation, the terms "Business Day", "Insured Distribution Amount", "Distribution Date," "Carry-Forward Amount," "Overcollateralization Deficit," "Pass-Through Rate," "Class Certificate Principal Balance," "Class A-IO Notional Principal Amount" and "Distribution Account," shall have the respective meanings set forth in the Pooling and Servicing Agreement.

"Insured Payment" means the sum of (I) the amount by which (a) the sum of
(i) interest accrued on the Class A Certificates at the applicable Pass-Through Rate on the related Class Certificate Principal Balance or Class A-IO Notional Principal Amount, as applicable, (ii) the portion of the Carry-Forward Amount representing interest,- and (iii) the Overcollateralization Deficit exceeds (b) the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (II) the Avoided Payment. "Notice" means written notice in the form of Exhibit A hereto by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telegraph, telex or hand delivery from the Trustee to Financial Guaranty specifying, for such Distribution Date, all amounts set forth in such notice. "Class A Certificateholder" means, as to a particular Class A Certificate, the person, other than the Trust Fund, the Servicer or any subservicer or the Depositor (as such terms are defined in the Pooling and Servicing Agreement), who, on the applicable Distribution Date, is entitled under the terms of such Class A Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Financial Asset Securities Corp., as Depositor, Cityscape Corp., as Servicer and Seller, and Harris Trust and Savings Bank, as Trustee, dated as of August 23, 1996, authorizing the issuance of the Class A Certificates.

In addition to the Deposit Premium set forth on the face of this Policy, a monthly premium shall be due and payable on this Policy on each Distribution Date, commencing with the Distribution Date occurring in September 1996 in an amount equal to one-twelfth of the product of (i)
___% and (ii) the outstanding Class A Principal Balance on the Distribution Date on which said monthly premium shall be due and payable.

In the event that payments under any Class A Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Class A Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty.

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


                         Authorized Representative

Effective Date:  August 30, 1996



                                  EXHIBIT A
                                FORM OF NOTICE

Determination Date: ______________________
Distribution Date:  ______________________

We refer to that certain Pooling and Servicing Agreement among Financial Asset Securities Corp., as Depositor, Cityscape Corp., as Seller and Servicer and Harris Trust and Savings Bank, as trustee, relating to Cityscape Home Equity Loan Trust, Series 1996-3 (the "Agreement") and dated as of August 23, 1996; all capitalized terms not otherwise defined herein shall have the same respective meanings as set forth in the Agreement.

Based upon the Servicer's report for the Distribution Date, the Trustee has determined under the Agreement that in respect of the Distribution Date;

                      (i) The Interest Distribution Amount due and owing is $__________.

          (ii) The Class A Principal Balance (after giving the effect to distributions to the Class A Certificateholders on such Distribution Date) is $ , the Pool Balance as of the end of the related Accrual Period is $ and the Subordination Deficit, if any, is $_________.

         (iii) The amount of Avoided Payments, if any, is $________.

          (iv) The Available Funds on deposit in the Distribution Account are $__________.

(Attached hereto is a copy of the court order in connection with an Avoided Payment in the amount set forth therein, together with an assignment of rights and appointment of agent.)

Accordingly, pursuant to Section 4.02 of the Agreement, this Notice constitutes a claim for an Insured Payment in the amount of $__________ under the Policy.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the state value of the claim for each such violation.

                    HARRIS TRUST AND SAVINGS BANK,
                    as Trustee


                    By: ____________________________
                    Name:___________________________
                    Title: _________________________
                    Telephone: _____________________